Exhibit 10.1
INVESTMENT ADVISORY AGREEMENT
BETWEEN
VISTA CREDIT STRATEGIC LENDING CORP.
AND
VISTA CREDIT BDC MANAGEMENT, L.P.
This Investment Advisory Agreement (this “Agreement”) is made as of [●], 2023, by and between VISTA CREDIT STRATEGIC LENDING CORP., a Maryland corporation (the “Company”), and VISTA CREDIT BDC MANAGEMENT, L.P., a Delaware limited partnership (the “Adviser”).
WHEREAS, the Company is a closed-end management investment company that intends to elect to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”);
WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser desires to be retained to provide such services.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.Duties of the Adviser
(a)The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (x) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s private placement memorandum, registration statement on Form 10 or such other registration statement (in each case, as amended from time to time) submitted or filed by the Company with the Securities and Exchange Commission (“SEC”), in each case as the same shall be amended from time to time; (y) in accordance with the Investment Company Act and all other applicable federal and state laws, rules and regulations, and (z) the Company’s charter and by-laws as the same shall be amended from time to time. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:
i.determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;
ii.identify/source, research, evaluate and negotiate the structure of the investments made by the Company;

iii.execute, close and monitor the Company’s investments;
iv.determine the securities and other assets that the Company will purchase, retain or sell;
v.use reasonable endeavors to ensure that the Company’s investments consist mainly of shares, securities or currencies (or derivative contracts relating thereto), which for the avoidance of doubt may include loans, notes and other evidences of indebtedness;
vi.perform due diligence on prospective portfolio companies; and
vii.provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company.
If the Company determines to acquire debt financing or refinance existing debt financing, the Adviser shall arrange for such financing on the Company’s behalf. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle (in accordance with the Investment Company Act).
(b)The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.
(c)The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, the Advisers Act and other applicable federal and state law.
(d)The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e)The Adviser shall keep and preserve in the manner and for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.
(f)The Adviser shall be primarily responsible for the execution of any trades in securities in the Company’s portfolio and the Company’s allocation of brokerage commissions.
2.Company’s Responsibilities and Expenses Payable by the Company
Except as otherwise provided herein, in the Administration Agreement (the “Administration Agreement”), dated [●], 2023, between the Company and the Adviser (the Adviser, in its capacity as the administrator, the “Administrator”), or in any other related agreement, written arrangement or set of policies, the Adviser shall be solely responsible for the compensation of its investment professionals and employees when and to the extent engaged in providing investment advisory and management services hereunder and all routine overhead expenses of the Adviser allocable to such services (including rent, utilities and office supplies). Except as provided herein or in another agreement between the Company and the Adviser, the Company will bear all other costs and expenses of its operations, administration and transactions, including:
a)the cost of the Company’s organization and any offerings;
b)the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services;
c)the cost of effecting any sales and repurchases of the common stock and other securities of the Company;
d)fees and expenses payable under this Agreement, the Administration Agreement and any dealer manager agreements;
e)debt service and other costs of borrowings or other financing arrangements;
f)costs of derivatives and hedging;
g)fees and expenses, including travel expenses, incurred by the Adviser, or members of the investment team of Vista Credit Partners, L.P., or payable to third parties (including the fees and expenses of consultants and experts) whom may assist the Adviser in, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights and, if requested in the case of the Administrator, allocated costs incurred by the Administrator in providing managerial assistance to the portfolio companies;
h)escrow agent, transfer agent and custodial fees and expenses;
i)fees and expenses associated with marketing efforts, including attendance at investment conferences and similar events;
j)federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
k)federal, state and local taxes;
l)independent directors’ fees and expenses;
m)all travel and related expenses of the Company’s and Adviser’s directors, officers, managers, agents and employees incurred in connection with attending meetings of the Board or holders of our securities or performing other business activities that relate to the Company, including such expenses that are incurred in accordance with the Adviser’s travel and expense policy;
n)costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
o)the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs);
p)proxy voting expenses;
q)costs associated with the listing of the Company’s common stock on a national securities exchange, if any;
r)the costs of any stockholder or director meetings or events and the compensation of personnel responsible for the preparation of the foregoing and related matters;
s)commissions and other compensation payable to brokers or dealers;
t)research and market data;
u)fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;
v)direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
w)fees and expenses associated with independent audits, outside legal and consulting costs, including any costs related to retaining affiliates of Vista Equity Partners Management, LLC (together with its affiliates, “Vista”) to provide operational and/or value creation-related consulting services with respect to prospective or actual portfolio companies of the Company (including employees of Vista’s Value Creation Team and/or the Vista Consulting Group);
x)costs of winding up;
y)costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;
z)costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any information technology-related development and implementation costs incurred (in the case of each of the foregoing costs, expenses will be borne based on methodology chosen by the Adviser);
aa)costs and expenses of computer software used by or for the benefit of the Company and research related and market data expenses including portfolio management systems, news and quotation equipment, software and services, and broker, finders’, financing, and appraisal fees (including costs of any third-party valuation agents or pricing services);
bb)costs and expenses (including travel in accordance with the Adviser’s travel and expense policy) in connection with the diligence and oversight of our service providers;
cc)extraordinary expenses (such as litigation or indemnification);
dd)costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;
ee)dues, fees and charges of any trade association of which the Company is a member; and
ff)costs associated with events and trainings of the Board (including travel).
3.Compensation of the Adviser
The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt, a deferred compensation plan pursuant to which the Adviser may elect to defer all or a portion of its fees hereunder for a specified period of time.
For services rendered under this Agreement, the Management Fee will be payable quarterly in arrears. The Management Fee shall be payable at an annual rate of 1.25% of the Company’s net asset value as of the last day of the immediately preceding quarter.
Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during a calendar quarter. In addition, the Management Fee for any partial quarter shall be appropriately prorated.
(a)The Incentive Fee shall consist of two parts, as follows:
(i)The first part of the Incentive Fee (the “Investment Income Incentive Fee”) will be calculated and payable on a quarterly basis, in arrears, and will equal 12.5% of “pre-Incentive Fee net investment income” for the immediately preceding calendar quarter, subject to a quarterly preferred return of 1.25% (i.e., 5.0% annualized), or “Hurdle,” measured on a quarterly basis and a “catch-up” feature. For this purpose, pre-Incentive Fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the calendar quarter (including the Management Fee, expenses payable to the Administrator under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Company may not have received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “Hurdle Amount” equal to the product of (i) the Hurdle rate of 1.25% per quarter (5.0% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter.
The Company will pay the Adviser an Investment Income Incentive Fee in each calendar quarter as follows:
•No Investment Income Incentive Fee is payable to the Adviser in any calendar quarter in which the Company’s pre-Incentive Fee net investment income does not exceed the Hurdle Amount for such calendar quarter.
•100% of the Company’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the Hurdle Amount but is less than 1.4285714% for that calendar quarter is payable to the Adviser. The Company refers to this portion of the Company’s Pre-Incentive Fee net investment income as the “catch-up.”
•12.5% of the Company’s pre-Incentive Fee net investment income, if any, that exceeds 1.4285714% in any calendar quarter is payable to the Adviser.
(ii)The second part of the Incentive Fee (the “Capital Gains Incentive Fee”) will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of this Agreement) in an amount equal to

12.5% of realized capital gains, if any, determined on a cumulative basis from the first closing of the private offering of the Company’s common stock (the “Initial Drawdown”) through the end of such calendar year (or upon termination of this Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the Initial Drawdown through the end of such calendar year (or upon termination of this Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees. In no event will the Capital Gains Incentive Fee payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
For purposes of this Section 3(a)(ii):
Realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.
Realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.
Unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Incentive Fee calculation date and (b) the accreted or amortized cost basis of such investment.
Notwithstanding the foregoing, if the Company is required by United States generally accepted accounting principles (“GAAP”) to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Capital Gains Incentive Fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (1) (x) the actual amount paid by the Company for such investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (2) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition. In connection with the foregoing, in the event investments are purchased in a single transaction or series of related transactions for an aggregate purchase price without the Company allocating such purchase price to specific investments, the Company may assign a Contractual Cost Basis to a specific investment equal to such investment’s Pro Rata Share of such aggregate purchase price paid. “Pro Rata Share” means the resulting percentage determined using the amount at which a specific investment acquired in a single transaction or series of related transactions is recorded in the Company’s financial statements at the time of acquisition according to GAAP divided by the total amount at which all investments acquired in the same transaction or series of related transactions are recorded in the Company’s financial statements at the time of acquisition according to GAAP.
4.Covenants of the Adviser
The Adviser agrees that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5.Excess Brokerage Commissions
The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.
6.Limitations on the Employment of the Adviser
The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements as set forth herein. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.Responsibility of Dual Directors, Officers and/or Employees
If any person who is a manager, partner, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.
8.Limitation of Liability of the Adviser; Indemnification
The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including its general partner) shall not be liable to the Company or its stockholders for any action taken or omitted to be taken by the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including its general partner, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).
9.Effectiveness, Duration and Termination of Agreement
(a)This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s directors or by the Adviser. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
(b)This Agreement shall continue in effect for two years from the date hereof, or to the extent consistent with the requirements of the Investment Company Act, from the date of the Company’s election to be regulated as a BDC under the Investment Company Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(c)This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
10.Notices
Any notice under this Agreement shall be given in writing, addressed and delivered, emailed or mailed, postage prepaid, to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
11.Amendments
This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.
12.Entire Agreement
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
13.Governing Law and Consent to Jurisdiction
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.No Waiver
The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
15.Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
16.Headings
The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
17.Counterparts
This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.Certain Matters of Construction
(a)The words “hereof”, “herein”, “hereunder” and word of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.
(b)Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.
(c)The word “including” shall mean including without limitation.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

VISTA CREDIT STRATEGIC LENDING CORP.

By:
Name:	David Flannery
Title:	Authorized Signatory

VISTA CREDIT BDC MANAGEMENT, L.P.

By:	Vista Credit GP Holdco, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Initial Member

By:
Name:	Robert F. Smith
Title:	Authorized Signatory